FOR IMMEDIATE RELEASE

                                                                    EXHIBIT 99.1

Karla K. Rosa
Chief Financial Officer
Extended Systems
208.322.7575
karla.rosa@extendedsystems.com

Joanne Taylor
Media Relations Manager
Extended Systems
208.322.7575, ext. 6015
joanne.taylor@extendedsystems.com



      EXTENDED SYSTEMS REPORTS 28 PERCENT YEAR-OVER-YEAR REVENUE GROWTH IN
                          FIRST QUARTER OF FISCAL 2004

             COMPANY IMPROVES OPERATIONS, STRENGTHENS CASH POSITION

BOISE, IDAHO -- OCTOBER 22, 2003 --Extended Systems Inc. (NASDAQ:XTND), a leading provider of mobile solutions for the enterprise, today reported net revenue of $7.6 million from continuing operations for the first quarter of fiscal 2004 ended September 30, 2003, an increase of 28 percent over net revenue of $5.9 million recorded in the first quarter of fiscal 2003 and compared to $7.4 million recorded in the fourth quarter of fiscal 2003.

The company reported a net loss of $1.4 million, or $(0.10) per share, compared to a net loss of $2.0 million, or $(0.16) per share in the first quarter of fiscal 2003. The company reported net income of $118,000, or $0.01 per diluted share in the fourth quarter of fiscal 2003. The increase in operating expenses for the first fiscal quarter of 2004 was primarily attributable to $1.1 million in restructuring charges, including $437,000 of non-cash stock option compensation, resulting from the resignation of the company's former president and chief executive officer and a workforce reduction of 10 positions worldwide, both of which were completed during the quarter. The increase in the company's general and administrative expenses in the quarter was attributable to an increase in legal and other professional fees related, in part, to a potential business combination which management believes will not be completed. The company also saw an increase in legal fees associated with the on-going patent litigation.

Cash and cash equivalents were $7.8 million as of September 30, 2003, compared to $3.5 million as of June 30, 2003. The increase in cash was primarily the result of the company's sale-and-leaseback of its

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headquarters in Boise, which added $4.6 million in cash to the company's balance sheet. The company added an additional $1.6 million in cash to its balance sheet on October 16, 2003 upon closing the sale of excess land next to the company's headquarters building.

"I am very pleased that the company has completed initiatives to strengthen its balance sheet," said Extended Systems CEO and president Charles Jepson. "We are well positioned for long-term success. Today, global customers use Extended Systems' OneBridge products to mobilize critical applications-from email and PIM to field service, sales force automation, and customer relationship management applications. We expect to grow revenue by increasing the adoption rate of global customers who chose a single platform to mobilize these and other critical business applications. Additionally, the company will continue to carefully manage our expenses, foster our strategic alliance relationships and enhance our industry-leading products."

BUSINESS OUTLOOK

The company announced that it expects net revenue from continuing operations to increase to a range of $7.9 million to $8.5 million, up from $7.6 million for the first quarter of fiscal 2004. The company expects operating expenses, including cost of license fees and royalties and cost of services, in a range of $7.7 million to $8.0 million for the second quarter, down from $9.1 million for the first quarter of fiscal 2004. Operating profit for the second quarter, assuming no unusual items, is expected to be in a range of $150,000 to $500,000. The company also expects to report a gain of $1.1 million from the sale of its excess land. Net income for the second quarter is expected to be in a range of $900,000 to $1.2 million.

CONFERENCE CALL

Extended Systems will hold a conference call today at 5 p.m. Eastern Time to discuss its quarterly financial results, business highlights and outlook. At this time, management may answer questions concerning business and financial developments and trends, management's view on revenue and earnings forecasts and other business and financial matters affecting Extended Systems.

A simultaneous live Web cast and replay of the call will be available over the Internet at www.vcall.com. Replays of the call will also be available by telephone following the call through October 24, 2003 at (877) 660-6853 or (201) 612-7415. The account number to access the telephone replay is 1628 and the conference identification number is 80311.

ABOUT EXTENDED SYSTEMS

Extended Systems provides the expertise, strategy and solutions to help enterprise organizations streamline their business processes through mobile technology. The company's mobile solutions suite enables companies

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to mobilize critical enterprise applications such as e-mail, field service, sales force automation (SFA), enterprise resource planning (ERP), and customer relationship management (CRM). Extended Systems has more than 3,000 enterprise customers worldwide and key alliance relationships with EDS, Ericsson, HP, Handspring, IBM, Microsoft, Motorola, Nokia, Palm, RIM, Siemens, Symbian and Toshiba.

Founded in 1984, Extended Systems has offices and subsidiaries in the United States and worldwide. For more information, call 1-800-235-7576 or visit the company Web site.

                                       ###

This press release contains forward-looking statements, including statements relating to the company's position as a leading provider of mobile solutions for the enterprise; the company's long-term success and its ability to increase revenue, control expenses and enhance its industry-leading products; the ongoing success of Extended Systems' customer relationships; the ongoing success of the company's strategic alliance relationships; the company's ability to speed the adoption rates for mobile applications within the enterprise; and the company's expectations for net revenue, gross margin, operating results, operating profit and gain from the sale of excess land in the second quarter of fiscal 2004. These statements are subject to risks and uncertainties. These risks and uncertainties include the success of the company's customer relationships and other key business relationships, overall economic conditions and the level of information technology spending by existing and potential customers, the timing of purchases by significant customers, the perceived and realized benefits of mobile devices, the acceptance of specific industry-wide standards and protocols, the timely development and acceptance of new products and technologies, the risks associated with development of new products and product enhancements, the impact of competitive products and pricing, continued growth in the markets for our products, the risks associated with acquisitions, the risks associated with litigation, the risks associated with international sales and operations and other risks as detailed from time-to-time in the company's SEC filings, including its 2003 Annual Report on Form 10-K filed on September 29, 2003 and 2004 Quarterly Reports on Form 10-Q to be filed.

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EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED STATEMENT OF OPERATIONS DATA
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                   THREE MONTHS ENDED:

                                                                   SEPTEMBER 30,    SEPTEMBER 30,       JUNE 30,
                                                                        2003             2002             2003
                                                                   -------------    -------------    -------------
Revenue:
    License fees and royalties...................................      $  5,771         $  4,989         $  5,721
    Services and other...........................................         1,784              920            1,660
                                                                   -------------    -------------    -------------


         Total net revenue.......................................      $  7,555         $  5,909         $  7,381


Costs and expenses:
    Cost of license fees and royalties...........................           271              272              292
    Cost of services and other...................................           951              545              874

    Research and development.....................................         1,552            1,953            1,615
    Acquired in-process R&D......................................             -              430                -
    Marketing and sales..........................................         3,599            3,289            3,721
    General and administrative...................................         1,613            1,124            1,142
    Restructuring charges (including $437, $0 and $0 of stock
        option compensation).....................................         1,068              136              100
                                                                   -------------    -------------    -------------


        Total costs and expenses.................................         9,054            7,749            7,744
                                                                   -------------    -------------    -------------
        Loss from operations.....................................        (1,499)          (1,840)            (363)
Other expense (income), net......................................           (60)              26             (315)
Interest expense.................................................            34              130               43
                                                                   -------------    -------------    -------------


        Loss before income taxes.................................        (1,473)          (1,996)             (91)
Income tax provision (benefit):                                               4               (4)             (67)


                                                                   -------------    -------------    -------------
        Net loss from continuing operations......................        (1,477)          (1,992)             (24)
                                                                   -------------    -------------    -------------


Discontinued operations, net of tax:

    Income from discontinued operations..........................            41               28              142
                                                                   -------------    -------------    -------------
        Net (loss) income........................................       $(1,436)        $ (1,964)         $   118
                                                                   =============    =============    =============


Loss per share from continuing operations:
    Basic........................................................       $(0.11)         $(0.16)           $ 0.00
    Diluted......................................................       $(0.11)         $(0.16)           $ 0.00

Earnings per share from discontinued operations:
    Basic........................................................       $ 0.01          $ 0.00            $ 0.01
    Diluted......................................................       $ 0.01          $ 0.00            $ 0.01

Earnings (loss) per share:
    Basic........................................................       $(0.10)         $(0.16)           $ 0.01
    Diluted......................................................       $(0.10)         $(0.16)           $ 0.01

Number of shares used in per share calculations:
    Basic........................................................       14,011          12,096            13,842
    Diluted......................................................       14,011          12,096            14,150

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EXTENDED SYSTEMS INCORPORATED

CONSOLIDATED BALANCE SHEET DATA
(IN THOUSANDS, EXCEPT PAR VALUE PER SHARE AMOUNTS)

                                                                   SEPTEMBER 30,       JUNE 30,
                                                                       2003             2003
                                                                   -------------    -------------
ASSETS
Current:
    Cash and cash equivalents....................................      $  7,811         $  3,502
    Receivables, net of allowances of $838 and $831..............         5,868            5,644
    Prepaids and other...........................................           814              966
                                                                   -------------    -------------

        Total current assets.....................................        14,493           10,112
Property and equipment, net......................................         5,192            5,293
Goodwill.........................................................        12,489           12,489
Intangibles, net.................................................         1,009            1,197
Other long-term assets...........................................           142                -
                                                                   -------------    -------------

        Total assets.............................................      $ 33,325         $ 29,091
                                                                   =============    =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current:
    Accounts payable.............................................        $2,678         $  2,314
    Accrued expenses.............................................         3,079            2,888
    Deferred revenue.............................................         2,570            2,961
    Accrued restructuring........................................           957              722
    Current portion of long-term debt............................           434              434
    Current portion of capital leases............................            23               22
                                                                   -------------    -------------

        Total current liabilities................................         9,741            9,341
                                                                   -------------    -------------

Non-current:
    Long-term debt...............................................         5,017              325
    Capital leases...............................................            36               42
    Other long-term liabilities..................................           133              127
                                                                   -------------    -------------

        Total non-current liabilities............................         5,186              494
                                                                   -------------    -------------

        Total liabilities........................................      $ 14,927         $  9,835
                                                                   -------------    -------------


Stockholders' equity:
    Preferred stock; $0.001 par value per share,
     5,000 shares authorized; no shares issued or
     outstanding.................................................             -                -
    Common stock; $0.001 par value per share,
     75,000 shares authorized; 14,040 and 13,977 shares
     issued and outstanding......................................            14               14
    Additional paid-in capital...................................        45,117           44,481
    Treasury stock; $0.001 par value per share,
     237 and 261 common shares...................................             -                -
    Accumulated deficit..........................................       (25,319)         (23,884)
    Accumulated other comprehensive loss.........................        (1,414)          (1,355)
                                                                   -------------    -------------

        Total stockholders' equity...............................        18,398           19,256
                                                                   -------------    -------------

        Total liabilities and stockholders' equity...............      $ 33,325         $ 29,091
                                                                   =============    =============